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                                                                   EXHIBIT 11.1

                       AMERICAN COIN MERCHANDISING, INC.
                    COMPUTATION OF PER SHARE (LOSS) EARNINGS


                                                                 Three Months Ended               Nine Months Ended
                                                                    September 30,                   September 30,
                                                               1999             1998            1999             1998
                                                           ------------     ------------    ------------     ------------
Net (loss) earnings ...................................    $ (4,961,000)    $    906,000    $ (4,906,000)    $  3,465,000
                                                           ============     ============    ============     ============

Common shares outstanding at beginning of period ......       6,475,069        6,468,903       6,475,069        6,452,904

     Effect of shares issued during the period ........              --            1,136              --           12,485
                                                           ------------     ------------    ------------     ------------

Basic weighted average common shares ..................       6,475,069        6,470,039       6,475,069        6,465,389

Incremental shares from assumed conversions:

     Stock options ....................................              --          140,708              --          155,131
     Warrants .........................................              --           25,257              --           28,813
                                                           ------------     ------------    ------------     ------------

Diluted weighted average common shares ................       6,475,069        6,636,472       6,475,069        6,649,333
                                                           ============     ============    ============     ============

     Basic (loss) earnings per share ..................    $      (0.77)    $       0.14    $      (0.76)    $       0.54

     Diluted (loss) earnings per share ................    $      (0.77)    $       0.14    $      (0.76)    $       0.52
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